EXHIBIT 10.14





































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                     BURLINGTON COAT FACTORY
                      WAREHOUSE CORPORATION
                   DEFERRED COMPENSATION PLAN


     1.   Statement of Purpose
          --------------------

          The purpose of the Burlington Coat Factory Warehouse Corporation Deferred Compensation Plan (the "Plan"), as adopted by the Company effective May 1, 2000, is to aid the Company in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle. It is the express intent of the Company that the Plan constitute "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or other highly compensated employees," within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.


     2.   Definitions
          -----------

          "Account" means the account maintained on the books of account of the Company for each Participant pursuant to Section 6.1 herein.

          "Beneficiary" means the person or persons designated as such in accordance with Section 8 herein.

           "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Committee" means the committee of the Board of Directors of the Company, or its delegate, which administers the Plan pursuant to the provisions of Section 3 herein.

          "Company" means Burlington Coat Factory Warehouse Corporation, and its successors and assigns.

          "Company 401(k) Plan" means the Burlington Coat Factory Warehouse Corporation 401(k) Profit Sharing Plan, or any successor to such plan.

          "Company Matching Amounts" means amounts credited to a Participant's Account pursuant to Section 4.2 herein.

          "Compensation" means the entire cash compensation (including corporate bonuses, if any) payable to a Participant from the Company and its affiliates, but excluding contributions by the Company to employee benefit plans of the Company and its affiliates, and any non-cash compensation.

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          "Disability" means the incapacity of a Participant, either mental or physical, resulting in his inability to perform the usual duties of his employment with the Company, such incapacity to be deemed to exist when so declared by the Committee in its judgment and discretion, supported by the written opinion of a physician approved by the Committee.

          "Election Form" means the form prescribed by the Committee for use by a Participant in order to elect to defer Compensation under the Plan. The terms and conditions specified in any such Election Form are incorporated by reference herein and form a part of the Plan.

          "Elective Deferred Compensation" means the amount of Compensation elected to be deferred by an Eligible Employee on his Election Form, subject to approval by the Committee.

          "Eligible Employee" means an employee of the Companyv who has completed at least one (1) Year of Service and who has been selected by the Committee as eligible to participate in the Plan.

          "Investment Fund" means each of the investment funds as may be authorized by the Committee from time to time for the deemed investments of Accounts pursuant to Section 6.2 herein.

          "Participant" means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4 herein.

          "Plan Year" means the twelve-month pay-in period for each deferral of Elective Deferred Compensation. The initial Plan Year shall commence on May 1, 2000 and end on December 31, 2000.

          "Substantially Equal Installments" means a series of annual payments not exceeding ten (10), such that equal payments over the remaining payment period would amortize the Account balance on a substantially level basis for the remainder of the payment period.

          "Terminated for Cause" means, with respect to a Participant, the definition given to that term in any written employment agreement existing between the Company and the Participant; provided, however, that absent any such agreement, or absent a definition of such term in such agreement, the term shall mean the termination of the Participant's employment with the Company and its affiliates by reason of:

          (i) the continued failure of the Participant to substantially perform his duties with the Company (other than any such failure resulting from the Participant's Disability) for a period of thirty (30) days or more after a written demand for substantial performance is delivered to the Participant by the Committee, such demand to identify specifically the manner in which the Participant has not substantially performed his duties;

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          (ii)   the engaging by the Participant in willful, reckless or grossly negligent misconduct which is materially injurious to the Company, monetarily or otherwise; or

          (iii) the commission by the Participant of a dishonest, illegal or wrongful act involving fraud, misrepresentation or moral turpitude, or causing damage to the Company or one of its affiliates or damaging or potentially damaging its business or reputation, including being convicted of a felony involving moral turpitude.

          "Termination of Employment" means the termination of a Participant's employment with the Company and its affiliates for any reason.

          "Unforeseeable Emergency" means a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of a Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of a Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case.

          "Valuation Date" means the date on which the value of a Participant's Account for each Plan Year is determined, as provided in Section 6 herein. Unless and until changed by the Committee, the Valuation Date for each Plan Year shall be the last day of each Plan Year.

          "Year of Service" has the meaning of such term as defined in the Company 401(k) Plan. For purposes of determining a Participant's status as an Eligible Employee and his vested percentage under Section 5.2 herein, all Years of Service with the Company and its affiliates, including Years of Service prior to the effective date of the Plan, shall be counted.


     3.   Administration of the Plan
          --------------------------

          The Committee shall be the sole administrator of the Plan; provided, that the Committee may appoint Company personnel to assist it in such administration. The Committee shall have full discretionary power and authority to administer and interpret the Plan and to formulate additional details and regulations for carrying out the Plan. In its discretion, the Committee shall also be empowered to make any and all of the determinations not specifically authorized herein which may be necessary or desirable for the effective administration of the Plan. Any decision or interpretation of any provision of the Plan, which is adopted by the Committee, shall be final and conclusive.

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     4.   Participation
          -------------

          4.1 Deferrals of Compensation. (a) An Eligible Employee may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for such Plan Year with the Committee. With regard to an election to participate:

          (i) The Election Form must be filed with the Committee prior to the commencement of the Plan Year to which the Election Form pertains. Notwithstanding the foregoing, an employee who first becomes an Eligible Employee after the commencement of any Plan Year may elect to participate in the Plan with respect to Compensation to be earned prospectively during such Plan Year by filing an Election Form within thirty (30) days of the date on which he becomes an Eligible Employee; and

          (ii) The maximum amount of Elective Deferred Compensation which may be deferred for a Plan Year shall be an amount specified by the Committee.

          (b) A Participant's election to defer Compensation hereunder is irrevocable upon the filing of his Election Form with the Committee; provided however, that the election may be terminated, upon the request of the Participant and in the discretion of the Committee, with respect to Compensation not yet earned, as the result of an Unforeseeable Emergency. Such termination, if approved, shall be effective immediately.

          (c) Notwithstanding the foregoing, in any calendar year prior to the calendar year in which any portion of a Participant's Account would become payable to the Participant, upon the written request of such Participant, the Committee may allow such Participant to re-defer such portion of his Account; provided however, that any such request, if approved, shall be effective only if
(i) the Participant remains in the employment of the Company or its affiliates for the full twelve (12) calendar months immediately following the date of the approval of the request (except in the case of death or Disability, as provided herein) and (ii) the Participant complies with such administrative procedures as may be prescribed by the Committee.

          4.2 Crediting of Company Matching Amounts. For each Plan Year, each Participant shall have credited to his Account Company Matching Amounts equal to (i) the maximum "Employer Matching Contribution" which would be made by the Company on behalf of such Participant under the Company 401(k) Plan for such Plan Year if the Participant's Elective Deferred Compensation hereunder were elective deferrals under the Company 401(k) Plan, minus (ii) the actual amount of such "Employer Matching Contributions" made by the Company on behalf of such Participant under the Company 401(k) Plan for such Plan Year. Company Matching Amounts credited to Participants' Accounts pursuant to this Section 4.2 shall be so credited as of the end of each Plan Year, or at such other times during the Plan Year as the Committee shall determine.

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     5.   Vesting
          -------

          5.1  Elective Deferred Compensation.   A Participant's interest in
Elective Deferred Compensation credited to his Account, adjusted in accordance with Section 6.2 herein, shall be fully vested at all times.

          5.2 Company Matching Amounts. A Participant's interest in Company Matching Amounts credited to his Account, adjusted in accordance with Section
6.2 herein, shall become vested in accordance with the following schedule based on the Participant's Years of Service.

            Years of Service          Vested Percentage
            ----------------          -----------------

            Less than 3                      0%
            3 but less than 4               20%
            4 but less than 5               40%
            5 but less than 6               60%
            6 but less than 7               80%
            7 or more                      100%


Notwithstanding the foregoing, a Participant's interest in Matching Company Amounts credited to his Account shall become fully vested in the event of the Participant's Termination of Employment by reason of "Retirement" (as defined in the Company 401(k) Plan), Disability or death.


     6.   Accounts and Valuations
          -----------------------

          6.1  Accounts.  The Committee shall establish and maintain a separate
Account for each Participant.   The Committee shall establish such subaccounts
as it deems necessary to aid it in the proper administration of the Plan.

          6.2 Interest. For purposes of measuring the earnings (or losses) of his Account, each Participant shall be entitled to elect from the Investment Funds selected by the Committee and communicated to the Participant in which all or a part of his Account shall be deemed to be invested. As of the last day of each Plan Year, or at such other times during a Plan Year as the Committee shall determine, the Committee shall credit each Participant's Account with earnings (or losses) as if such Participant's Account were actually invested in the Investment Funds selected by the Participant. A Participant shall make his Investment Fund selections on such forms and at such times as the Committee shall determine. In the event that a Participant shall fail to make an election in accordance with this Section 6.2, his Account shall be deemed to be invested in accordance with his Investment Fund designation under the Company 401(k) Plan or, if no designation is currently outstanding under the Company 401(k) Plan, in such Investment Fund as determined by the Committee in its discretion. Participants may change their Investment Fund elections at such times as determined by the Committee. Notwithstanding anything contained herein to the contrary, the Company is under no obligation

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to invest amounts credited to Accounts hereunder in accordance with the
Investment Fund elections of Participants.


     7.   Payments
          --------

          7.1 Pursuant to Election Form. (a) A Participant's vested Account shall be paid in cash to the Participant in accordance with the terms of the Participant's Election Form for a given Plan Year. If a Participant elects to receive payment of his Account in installments, payments shall be made in Substantially Equal Installments. Unless the Committee determines otherwise, and subject to the provisions of Section 7.5 herein as to when payments shall commence, installments shall be paid on the first business day of each calendar year.

          (b) Notwithstanding Section 7.1(a) herein and/or any contrary election made by a Participant on an Election Form, if a Participant incurs a Termination of Employment for any reason other than death, Disability or for Cause, the Participant's vested Account will be paid in cash to the Participant as soon as practicable following such Termination of Employment in accordance with the form of payment elections made on the Participant's Election Forms.

          7.2  Death Benefits.   If a Participant dies before receiving the
entire vested balance in his Account, his Beneficiary shall be paid in cash the remaining portion of such vested Account in a single lump sum as soon as practicable following the Participant's death.

          7.3  Hardship.   In the event that the Committee, upon written request
of a Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company may pay to the Participant, as soon as practicable following such determination, an amount in cash necessary to meet such Unforeseeable Emergency, not in excess of the vested amount credited to the Participant's Account. Notwithstanding the foregoing, any payment under this Section 7.3 may not be made to the extent that the Unforeseeable Emergency may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, and/or (iii) by cessation of deferrals of Elective Deferred Compensation under the Plan. The Account of the Participant shall thereafter be reduced to reflect such payment.

          7.4  Termination for Cause.   Notwithstanding any contrary provisions
of this Section 7, if a Participant incurs a Termination of Employment for Cause, the Participant's Account will be paid to the Participant in a single lump sum in the year following the Participant's Termination of Employment.

          7.5 Request to Committee for Delay in Payment. A Participant shall have no right to modify in any way the schedule for the distribution of amounts from his Account which he has specified in his Election Forms except that, upon a written request submitted by the Participant to the Committee, the Committee may, in it sole discretion:

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          (a)  Postpone the date on which the distribution of amounts from his
Account shall commence; and/or

          (b) Increase the number of Substantially Equal Installments elected by a Participant to a number not to exceed ten (10);

provided however, that any such request must be made (i) prior to the calendar year in which payment of the Participant's Account would otherwise commence and
(ii) at least twelve (12) months prior to the Participant's Termination of Employment.

          7.6 Election for Early Distribution. Notwithstanding anything contained herein to the contrary, a Participant or Beneficiary may elect at any time to receive 90% of the balance of his vested Account attributable to a particular Plan Year in a single lump sum distribution. The remaining 10% of the balance of his Account attributable to that Plan Year shall be forfeited as of the date of such election.

          7.7  Withholding of Taxes.   To the extent required by law, the
Company shall withhold from payments made hereunder all applicable taxes required to be withheld by any governmental authority.


     8.   Beneficiary Designation
          -----------------------

          Unless a Participant notifies the Committee in writing in a form approved by the Committee, each Participant's Beneficiary under the Plan shall automatically be the same as such Participant's beneficiary designated under the Company 401(k) Plan. If a Participant's Beneficiary designation, whether hereunder or by default, is revoked by divorce or otherwise without execution of a new designation, or if all Beneficiaries predecease the Participant or die prior to full payment of the Participant's Account, then the payment of such benefits shall be made to the Participant's estate.

          If any distribution to a Beneficiary is to be made in Substantially Equal Installments, and such Beneficiary dies after commencement of payments but before receiving all such installments, the remaining installments, if any, shall be paid to the estate of such Beneficiary in a single lump sum as soon as practicable following the death of such Beneficiary.


     9.   Amendment and Termination of Plan
          ---------------------------------

          9.1 Amendment. The Board of Directors of the Company may at any time amend the Plan in whole or in part; provided however, that except as provided in
Section 9.2 herein, no amendment shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any portion of an Account which has accrued prior to the date of the amendment. Written notice of any amendments shall be given to each Participant or Beneficiary who is currently receiving or entitled to benefits under the Plan.

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          9.2  Termination of Plan.  The Board of Directors of the Company may
terminate the Plan at any time; provided however, that no such termination shall be effective to decrease the benefits under the Plan payable to any Participant or Beneficiary with respect to any Elective Deferred Compensation deferred prior to the date of such termination. Upon any termination of the Plan, Compensation shall prospectively cease to be deferred and, with respect to Elective Deferred Compensation previously deferred, the Company will pay to the Participant, in a lump sum, the value of his vested Account as soon as practicable following the effective date of such termination, but in no event later than thirty (30) days thereafter.


     10.  Claims Procedure
          ----------------

          10.1 Named Fiduciary. The Committee is hereby designated as the named fiduciary under the Plan. The named fiduciary shall have authority to control and manage the operation and administration of the Plan.

          10.2 Claims Procedure. Any controversy or claim arising out of or relating to the Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties of interest in accordance with the notice provisions of Section 11.9 herein. Such decision shall set forth the reasons for the denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Participant can perfect the claim may be provided. This notice of denial of benefits will be provided within ninety (90) days of the Committee's receipt of the Participant's claim for benefits. If the Committee fails to notify the Participant of its decision regarding the claim, the claim shall be considered denied, and the Participant shall then be permitted to proceed with the appeal as provided herein.

          A Participant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based. Following the review of any additional information submitted by the Participant, the Committee shall render a decision on the review of the denied claim in the following manner:

          (a) The Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

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          (b)  The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.


     11.  Miscellaneous
          -------------

          11.1 Unsecured Creditor. Any payments to a Participant or his Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. No person shall have any preferred interest in any such assets by virtue of the provisions of the Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions herein, such right shall be no greater than the right of any unsecured general creditor of the Company, and no such person shall have any legal or equitable right, interest or claim in or to any specific property or assets of the Company. Notwithstanding the foregoing, the Company reserves the right to take reasonable steps to secure the payment of all or part of any of the Account balances accrued under the Plan to the greatest extent possible without compromising the unfunded status of the Plan. To this end, the Company may, but is not required to, create a rabbi trust or similar vehicle at any time.

          11.2 Successors. The terms and conditions of the Plan shall enure to the benefit of and bind the Company, the Participants, their Beneficiaries and their successors, assignees, and personal representatives.

          11.3 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part therein, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, sequestration or garnishment for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          11.4 Employment or Future Eligibility to Participate Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Eligible Employee any right to be retained in the employ of the Company or its affiliates, or to interfere with the right of the Company to terminate any Eligible Employee's employment with the Company or its affiliates.

          11.5 Gender, Singular and Plural. All pronouns and any variations therein shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular number may be read as the plural and the plural as the singular.

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          11.6  Headings.  The headings to the sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          11.7 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey, except to the extent preempted by the laws of the United States.

          11.8 Validity. In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

          11.9 Notice. Any notice or filing required or permitted to be given to the Committee shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Company at 1830 Route 130 North, Burlington, New Jersey, 08016 directed to the attention of the Chief Operating Officer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the Participant's residential address as maintained in the Company's records. Any party may change the address for such party by giving notice of such change to the other parties pursuant to this
Section 11.9.

          11.10 Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Company.


                      END OF PLAN DOCUMENT


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